Exhibit 99.1

JOINT FILING AGREEMENT

This Joint Filing Agreement (this “Agreement”) is made and entered into as of this 14th day of February 2022, by and among CVAN Holdings, LLC, CVAN Holding Company, LLC, Delaware Life Holdings Parent, LLC, Delaware Life Holdings Parent II, LLC, Delaware Life Holdings Manager, LLC and Mark Walter.

The parties to this Agreement hereby acknowledge and agree that the foregoing statement on Schedule 13G in respect of the Class A common stock, $0.001 par value per share, of Carvana Co. is filed on behalf of each of the parties to this Agreement and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The parties to this Agreement acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein or therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

CVAN Holdings, LLC

By:	/s/ Joseph Nicosia
Name:	Joseph Nicosia
Title:	Authorized Person

CVAN Holding Company, LLC

By:	/s/ Joseph Nicosia
Name:	Joseph Nicosia
Title:	Authorized Person

Delaware Life Holdings Parent, LLC

By:	/s/ Joseph Nicosia
Name:	Joseph Nicosia
Title:	Authorized Person

Delaware Life Holdings Parent II, LLC

By:	/s/ Joseph Nicosia
Name:	Joseph Nicosia
Title:	Authorized Person

Delaware Life Holdings Manager, LLC

By:	/s/ Joseph Nicosia
Name:	Joseph Nicosia
Title:	Authorized Person

Mark Walter

By:	/s/ Mark Walter

Signature Page to Joint Filing Agreement